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                                                                Exhibit No. 99.1

                        TRUSTEE'S STATEMENT OF COMPLIANCE

I, Andres E. Serrano, acting on behalf of The Bank of New York (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated as of June 21, 2002, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Series 2002-1 Trust (AOL Time Warner Inc.) during the period from January 31, 2003 to December 31, 2003.

Date: March 31, 2004

                                          THE BANK OF NEW YORK, as Trustee of

                                          CABCO SERIES 2002-1 TRUST
                                          (AOL TIME WARNER INC.)

                                          By: /s/ Andres E. Serrano
                                              ------------------------
                                              Name:  Andres E. Serrano
                                              Title: Vice President